UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 14, 2010

YANGLIN SOYBEAN, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52127	20-4136884
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NO. 99 FANRONG STREET, JIXIAN COUNTY
SHUANG YA SHAN CITY
HEILONGJIANG PROVINCE
CHINA, 155900

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-469-469300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, Shaocheng Xu, resigned from his position as Chief Financial Officer of Yanglin Soybean, Inc. (the “Company”), effective immediately.  There were no disagreements between Mr. Xu and the Company on any matters relating to the Company’s operations, policies or practices, which resulted in his resignation.

Effective December 17, 2010, the Board of Directors of the Company appointed Molan Shangguan as Chief Financial Officer of the Company.  Prior to her appointment as Chief Financial Officer of the Company, Ms. Shangguan, age 29 served as a senior manager at Vocation International CPA Co., Ltd. from March 2007 through November 2010, where she provided audit services to public companies.  From July 2003 through March 2007, Ms. Shangguan was an audit assistant to a manager at Vocation International CPA Co., Ltd., where she audited public Chinese companies.  Ms. Shangguan received a bachelor of management degree from Zhongan University of Economics and Laws in 2003.

Ms. Shangguan has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms Shangguan had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANGLIN SOYBEAN, INC.

By:	/s/ Shulin Liu
Name: Shulin Liu
Title: Chief Executive Officer

Dated: December 20, 2010